EXHIBIT 4.5

                            CIRRUS LOGIC, INC.

                      1990 DIRECTORS' STOCK OPTION PLAN

                 (As adopted by the Board of Directors
                        on January 16, 1990)
              (As amended May 25, 1993 and April 17, 1995)


        1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

                All options granted hereunder shall be "nonstatutory stock options."

        2.      Definitions.   As used herein, the following
definitions shall apply:

                (a) "Board" shall mean the Board of Directors of the Company.

                (b)     "Code"   shall mean the Internal Revenue
Code of 1986, as amended.

                (c)     "Common Stock"   shall mean the Common
Stock of the Company.

                (d)     "Company"   shall mean Cirrus Logic, Inc.,
a California corporation.

                (e)     "Continuous Status as a Director"   shall
mean the absence of any interruption or termination of service as a Director.

                (f)     "Director"   shall mean a member of the
Board.

                (g)     "Employee"   shall mean any person,
including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                (h)     "Exchange Act"   shall mean the Securities
Exchange Act of 1934, as amended.

                (i)     "Option"   shall mean a stock option granted
pursuant to the Plan.

                (j)     "Optioned Stock"   shall mean the Common
Stock subject to an Option.

                (k)     "Optionee"   shall mean an Outside Director
who receives an Option.

                (l)     "Outside Director"   shall mean a Director
who is not an Employee.

                (m)     "Plan"   shall mean this 1990 Directors'
Stock Option Plan.

                (n)     "Share"   shall mean a share of the Common
Stock, as adjusted in accordance with Section 10 of the Plan.

For purposes of the Plan, the masculine pronoun wherever used shall be read to include the feminine pronoun.

        3.      Stock Subject to the Plan.   Subject to the provisions
of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 370,000
Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

        4. Administration of and Grants of Options under the Plan.

                (a)     Administrator.   Except as otherwise
required herein, the Plan shall be administered by the Board.

                (b)     Procedure for Grants.   All grants of Options
hereunder shall be either Special Option Grants or Automatic
Option Grants. Special Option Grants shall be made at the recommendation of the Board of Directors (exclusive of the Optionee), in accordance with subsection (d) , hereof. Automatic
Option Grants shall be made in accordance with subsection (c) , hereof.

                (c)     Automatic Option Grants.   All grants of
Options under this subsection shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                        (i)     No person shall have any discretion
to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                        (ii)    Each Outside Director shall be
automatically granted an Option to purchase 20,000 shares upon the date (on or after the effective date of this Plan) on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

                        (iii)   Each Outside Director shall
automatically receive, upon his annual reelection to the Board, an Option to purchase 5,000 Shares of the Company's Common
Stock.

                        (iv)    The terms of an Option granted
hereunder shall be as follows:

                                (A)     the term of the Option shall
be five (5) years;

                                (B)     the Option shall be
exercisable only while the Outside Director remains an Outside
Director of the Company or within seven (7) months of the date the Outside Director ceases to serve as a Director, except as set forth in
Section 9;

                                (C)     the exercise price per Share
shall be 100% of the fair market value per Share on the date of grant of the Option;

                                (D)     any Option granted pursuant
to subsections 4 (c) (ii) or (iii) above shall become immediately exercisable; and

                                (E)     stock subject to any Option
granted pursuant to subsections 4 (c) (ii) or (iii) above shall vest cumulatively as to 25% of the aggregate number of Shares subject to the Option on the first annual anniversary of the date of grant of such Option and as to 1/48 of the total Shares each month thereafter; provided, however, that if the Optionee ceases to serve as an Outside Director of the Company for any reason other than death, vesting shall cease as of date of such termination. In the event that Optionee's service as an Outside Director shall cease due to death, vesting shall continue in accordance with the rules set out in subsection 8 (c) hereof.

                (d)     Special Option Grants.   Notwithstanding
any limitations set forth elsewhere in this Plan, Special Option Grants shall be made at the discretion of the Board (exclusive of the Optionee) provided, however, that no Special Option shall become exercisable unless approved by the shareholders of the Company in accordance with Section 16 of the Plan. Special Options may contain such terms as are specified by the Board and approved by the shareholders, which may vary from the terms set forth in this Plan for Automatic Options.

                (e)     Powers of the Board.   Subject to the
provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 7 (b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price with respect to Automatic Option Grants shall be determined in accordance with Section 7 (a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and
(vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                (f)     Effect of Board's Decision.   All decisions,
determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

        5.      Eligibility.    Options may by granted only to
Outside Directors. Options shall be granted as Automatic Options in accordance with the terms set forth in Section 4 (c) hereof or as Special Options in accordance with the terms set forth in Section 4
(d) hereof.

                The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

        6.      Term of Plan.   The Plan shall become effective
upon the earlier of (i) its adoption by the Board or (ii) its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

        7.      Exercise Price and Consideration.

                (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Automatic Option shall be 100% of the fair market value per Share on the date of grant of the Option. The per share exercise price for Special Options may be equal to or less than 100% of such fair market value.

                (b)     Fair Market Value.   The fair market value
shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common
Stock, the fair market value per Share shall be the closing bid price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National
Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

                (c)     Form of Consideration.   The consideration
to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months) , or any combination of such methods of payment.

        8.      Exercise of Option.

                (a)     Procedure for Exercise;  Rights as a
Shareholder.
Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.
Full payment may consist of any consideration and method of payment allowable under Section 7 (c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b)     Termination of Status as a Director.   If an
Outside Director ceases to serve as a Director or is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22 (e) (3) of the Internal Revenue Code of 1986, as amended) , he may exercise his Option, but only within seven (7) months after the date he ceases to be a Director of the Company, and only to purchase vested Shares. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                (c)     Death of Optionee.   Notwithstanding the
provisions of Section 8 (b) above, in the event of the death of an Optionee;

                        (i) during the term of the Option, who is at the time of his death an Outside Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the Shares that had vested at the date of termination; or

                        (ii)    within seven (7) months after the
termination of Continuous Status as a Director, the Option may be exercised, at any time within seven (7) months following the termination of the Optionee's Continuous Status as a Director, or three (3) months after the date of death, whichever is later, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the Shares that had vested at the date of termination.

                (d)     Rule 16b-3.   Any option exercise by an
Outside Director under this Plan shall comply with Section 16 (b) of the Exchange Act and Rule 16b-3 (or any successor rule) promulgated thereunder ("Rule 16b-3") (or any successor rule) promulgated thereunder ("Rule 16b-3") and shall contain any such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        9.      Non-Transferability of Options.   The Option may
not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        10.     Adjustments Upon Changes in Capitalization or
Merger.   Subject to any required action by the shareholders of the
Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common
Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent Option, the Board shall, in lieu of such assumption or substitution, provide that the Optionee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable, or that the restrictions on unvested Shares shall be removed, as the case may be. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

        11.     Time of Granting Options.    The date of grant of an
Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        12.     Amendment and Termination of the Plan.

                (a)     Amendment and Termination.    The Board
may amend, alter, suspend or discontinue the Plan, but no amendment, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. To the extent necessary and desirable to comply with Rule 16b-3, the Company shall obtain shareholder approval of any Plan amendment or option grant in such manner and to such a degree as required.

                (b)     Effect of Amendment or Termination.    Any
such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        13.     Conditions Upon Issuance of Shares.    Shares shall
not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.

                Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.     Reservation of Shares.    The Company, during the
term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        15.     Option Agreement.    Options shall be evidenced by
written option agreements in such form as the Board shall approve.

        16.     Shareholder Approval.

                (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

                (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with
Section 14 (a) of the Exchange Act and the rules and regulations promulgated thereunder.

        17.     Information to Optionees.    The Company shall
provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.